                                                                      EXHIBIT 10

                                   BYE - LAWS

                                       of

                        VIATEL HOLDING (BERMUDA) LIMITED

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-Laws of VIATEL HOLDING (BERMUDA) LIMITED effective as from 21st April 2004 pursuant to a resolution passed at the special general meeting of shareholders held on 6 April 2004.


                                               Director

                                      INDEX

BYE-LAW                         SUBJECT                                   PAGE
-------                         -------                                   ----
1          Interpretation                                                  1-3

2          Registered Office                                                 3

3-4        Share Rights                                                    3-5

5-6        Modification of Rights                                          5,6

7-9        Shares                                                          6,7

10-13      Certificates                                                      7

14-17      Lien                                                           7-10

18-23      Calls on Shares                                               10,11

24-30      Forfeiture of Shares                                          11-13

31-32      Register of Shareholders                                         13

33         Register of Directors and Officers                               13

34-37      Transfer of Shares                                            14,15

38-41      Transmission of Shares                                        15,16

42-44      Increase of Capital                                           16,17

45-46      Alteration of Capital                                         17,18

47-48      Reduction of Capital                                             18

49         General Meetings and Written Resolutions                      18,19

50-52      Notice of General Meetings                                    19,20

53         General Meetings at more than one place                       20,21

54-60      Proceedings at General Meetings                               21,22

61-76      Voting                                                        23-26

77-82      Proxies and Corporate Representatives                         26-28

83-90      Appointment and Removal of Directors                          28-30

91         Resignation and Disqualification of Directors                    30

92-95      Alternate Directors                                           31,32

BYE-LAW                    SUBJECT                                       PAGE
-------                    -------                                       ----
96         Directors' Fees and Additional
           Remuneration and Expenses                                        32

97         Directors' Interests                                          32-34

98-100     Powers and Duties of the Board                                34,35

101        Gratuities, Pensions and Insurance                            35,36

102-104    Delegation of the Board's Powers                              36,37

105-117    Proceedings of the Board                                      37-39

118        Officers                                                         40

119-121    Executive Directors                                           40,41

122        Minutes                                                          41

123-124    Secretary and Resident Representative                         41,42

125        The Seal                                                         42

126-132    Dividends and Other Payments                                  42-44

133        Reserves                                                      44,45

134-135    Capitalisation of Profits                                        45

136        Record Dates                                                     46

137-139    Accounting Records                                            46,47

140        Audit                                                            47

141-143    Service of Notices and Other Documents                        47,48

144        Destruction of Documents                                      48,49

145        Untraced Shareholders                                         49-51

146        Winding Up                                                       51

147-151    Indemnity                                                     51-53

152        Amalgamation                                                     53

153        Continuation                                                  53,54

154        Alteration of Bye-Laws                                           54

                                    BYE-LAWS
                                       of
                        Viatel Holding (Bermuda) Limited

                                 INTERPRETATION

1.    (1)   In these Bye-Laws unless the context otherwise requires -

            "AFFILIATED PERSON" means any Director who is designated by or affiliated with an Investor;

            "A/R FACILITY" means such accounts receivable facility as may be entered into in accordance with the Investment Agreement;

            "ALTERNATE DIRECTOR" shall have the meaning set forth in Bye-Law 92;

            "BERMUDA" means the Islands of Bermuda;

            "BOARD" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

            "COMMON SHARES" means the common shares of the Company;

            "COMPANIES ACTS" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

            "COMPANY" means the company incorporated in Bermuda under the name of Viatel Holding (Bermuda) Limited on the 4th day of January 2002;

            "CONVERSION DATE" means the date that a majority in principal amount of the Notes issued by the Company on the first date of issuance by the Company of Notes have been converted into Common Shares;

            "DIRECTOR" means such person or persons as shall be appointed to the Board from time to time pursuant to these Bye-Laws;

            "EFFECTIVE DATE" means the date these Bye-laws become effective as set out on the certification page of these Bye-laws;

            "EQUITY PLAN" means the equity compensation plan(s) of the Company in effect as of, or after, the Effective Date that have been approved by the Investors prior to, or after, the Effective Date in accordance with the Investment Agreement;

            "HOLDER" means the registered holder of the Special Share;

            "INVESTMENT AGREEMENT" means the Investment Agreement entered into on or prior to the Effective Date between the Company and each of Morgan Stanley & Co. Incorporated. Ahab Capital Management Inc., CFSC Wayland Advisers, Inc., and Varde Partners, Inc. and certain affiliated entities and/or other potential Investors, relating to the issuance on the Effective Date of the Notes;

            "INVESTOR" means any person who is registered in the Register of Noteholders as the holder of any Notes;

            "INVESTOR-APPOINTED DIRECTORS" means any Directors appointed pursuant to Bye-Law 83B together with any and all Alternate Directors thereof and such Directors who, as of the Effective Date, are Affiliated Persons, excluding the New Independent Directors;

            "MINORITY INVESTORS" means Ahab Capital Management, Inc., CFSC Wayland Advisers, Inc., Varde Partners and certain affiliated entities who purchase Notes;

            "NEW INDEPENDENT DIRECTORS" means such Directors (up to two) appointed by or on behalf of the Investors pursuant to Bye-Law 83B to fill vacancies created by the expansion of the Board upon the Effective Date in accordance with the terms of the Investment Agreement, who have no affiliation to any of the Investors other than having been initially appointed by or on behalf of the Investors;

            "NOTES" means 8% Convertible Senior Secured Notes due 2014 issued by the Company pursuant to the Investment Agreement;

            "OFFICER" means a person appointed by the Board pursuant to Bye-Law 118 of these Bye-Laws and shall not include an auditor of the Company;

            "ORIGINAL INVESTORS" means the persons other than the Company that are parties to the Investment Agreement and purchasers of Notes thereunder, and all affiliates of such persons;

            "PAID UP" means paid up or credited as paid up;

            "PERMITTED LIENS" means such liens or other security interests as may be permitted under the terms of the Investment Agreement to be granted with respect to any asset or assets of the Company;

            "POST-CONVERSION PERIOD" means the period, if any, commencing on the Conversion Date and ending on the date on which the Original Investors collectively own directly or beneficially less than 25% of the then outstanding Common Shares on a fully diluted basis;

            "PREFERRED SHARES" means the preferred shares in the Company created pursuant to Bye-Law 3 and subject to the rights and restrictions set out in Schedule 1;

            "QUALIFIED SHAREHOLDER" means a holder of Common Shares that were issued by the Company immediately upon conversion of Notes held by such person, including, for the avoidance of doubt direct and indirect transferees or assignees thereof;

            "REDEMPTION DATE" means the date: (i) prior to the Conversion Date on which the Company has repaid in full all amounts outstanding under the Notes: or (ii) on which the Company receives from the Holder a duly authorized written consent to the repurchase by the Company of the Special Share; or (iii) post the Conversion

            Date, on which the Original Investors directly or beneficially hold less than 25% of the then outstanding Common Shares;

            "REGISTER" means the register of Shareholders of the Company;

            "REGISTER OF NOTEHOLDERS" means the register of the holders of Notes of the Company;

            "REGISTERED OFFICE" means the registered office for the time being of the Company;

            "RESIDENT REPRESENTATIVE" means the person (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

            "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, duly passed at either an Annual General Meeting, a Special General Meeting or in writing in accordance with Bye-Law 49;

            "SCHEDULE" means a schedule to these Bye-Laws;

            "SEAL" means the common seal of the Company and includes any duplicate thereof;

            "SECRETARY" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

            "SHAREHOLDER" means a holder of any shares or member of the Company;

            "SHARES" means any shares in the share capital of the Company from time to time, and includes Common Shares, Preferred Shares and the Special Share;

            "SPECIAL SHARE" means the share of par value US $0.01 issued with the Notes having the rights set out in these Bye-Laws and as further described in Schedule 2;

            "SPECIFIED PLACE" means the place, if any, specified in the notice of any meeting of the shareholders, or adjourned meeting of the shareholders, at which the chairman of the meeting shall preside;

            "THESE BYE-LAWS" means these Bye-Laws including the Schedules in their present form or as amended from time to time.

      (2) For the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

      (3) Words importing only the singular number include the plural number and vice versa;

      (4) Words importing only the masculine gender include the feminine and neuter genders respectively;

      (5) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

      (6) Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be);

      (7) In these Bye-Laws, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word "Board" in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers.

      (8) In these Bye-Laws, references to a beneficial owner or person beneficially owning or holding shares shall be construed by reference to the definition of beneficial owner as set forth in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event, including all Common Shares issuable upon conversion of the Notes (even if the Notes are not at that time convertible). Any underwriters acting on behalf of the Company that own Common Shares for a limited period of time in the context of an underwritten distribution of Common Shares shall not be deemed to beneficially own such Common Shares.

                                REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint; provided that the Registered Office may not be changed unless prior notice of the place of the new Registered Office has been given to the Holder in writing at least two business days before the effective date of such change.

                                  SHARE RIGHTS

3.1 Subject to the Companies Acts, and-to-the rights conferred on the holders of any other class of shares, and to Bye-Law 76A, any share in the Company may be issued with or have attached to it such preferential, deferred, qualified or special rights, privileges or conditions as the Company may by Resolution decide or, if no such Resolution is in effect or insofar as the Resolution does not make specific provision, as the Board may from time to time determine.

3.2 Without limiting the foregoing and subject to the Companies Acts and Bye-Law 76A, the Company may issue Preferred Shares (including any Preferred Shares created pursuant to Bye-Law 3.3) which (i) are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or (ii) are liable to be redeemed at the option of the Company and/or the holder. The terms and manner of redemption of any redeemable Preferred Shares created pursuant to Bye-Law 3.3 shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable Preferred Shares shall be either (i) as the Company may by Resolution determine or
      (ii) insofar as the Board is so authorised by any Resolution, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached in Schedule 1 to (and shall form part of)these Bye-Laws.

3.3 Subject to Bye-Law 76A, the Company may, either by Resolution or by a resolution of the Board, designate any authorised but unissued shares in the Company as Preferred Shares. The rights attaching to the Preferred Shares shall be as follows:

      3.3.1 each Preferred Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

      3.3.2 the Board may allot the Preferred Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Preferred Shares;

      3.3.3 the particular rights and restrictions attached to any Preferred Share shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Preferred Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as
            Schedule 1 to (and shall form part of) these Bye-Laws;

      3.3.4 the Board shall not attach to any Preferred Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such shares; and

      3.3.5 The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (i) the creation or issue of further shares ranking pari passu with them, (ii) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (iii) the purchase or redemption by the Company of any of its own shares.

3.4 Subject to Bye-Law 76A, the terms of any redeemable Preferred Shares (including any redeemable Preferred Shares created pursuant to Bye-Law 3.3) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

4. Subject to Bye-Law 76A, the Company may adopt a scheme or arrangement (hereinafter called a "shareholder rights plan") providing for the creation and issuance of rights entitling the Shareholders of the Company, or certain of them, to purchase from the Company shares of a class or assets of the Company or a subsidiary of the Company or otherwise, and the terms and conditions of such shareholder rights plan and rights may be amended or modified either (i) as the Company may in general meeting determine or (ii) as the Directors or any committee thereof may determine, such shareholder rights plan to be attached as a Schedule to these Bye-Laws.

                             MODIFICATION OF RIGHTS

5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five (75%) percent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy the holder(s) of twenty (20%)percent or more of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

5A. For the purposes of this Bye-Law, those rights attaching to any class of shares for the time being shall not be deemed to be altered by the exercise of the rights, including without limitation the voting rights, of the Special Share as set forth in these Bye-Laws.

6. For the purposes of this Bye-Law but subject to Bye-Law 5A, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall be deemed to be altered by the reduction of the capital paid up on those shares otherwise than by a purchase or redemption by the Company of such shares and by the allotment of other shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares but shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu therewith or by the purchase or redemption by the Company of any of its own shares.

                                     SHARES

7. Subject to the provisions of these Bye-Laws, including without limitation Bye-Law 76A, the unissued shares of the Company (whether forming part of the original capital or any increased capital)shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

9. Except as ordered by a court of competent jurisdiction, as required by law, or with respect to the Special Share, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

10. Unless the Board resolves otherwise, no certificates shall be issued by the Company in respect of any class of shares.

11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates.

13. Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations.

                                      LIEN

14. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or its estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law. The Special Share and all shares (and replacements thereof) issued upon conversion of the Notes shall be deemed to be fully paid and, accordingly, exempt from the provisions of this Bye-Law.

15. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien pursuant to Bye-Law 14 but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

16. The net proceeds of sale by the Company of any shares on which it has a lien pursuant to Bye-Law 14 shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

17. Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:-

      (a) the death of such Shareholder;

      (b)   the non-payment of any income tax or other tax by such Shareholder;

      (c) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate;

      (d)   any other act or thing;

      in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):-

      (i) the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

      (ii) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest at the rate of fifteen percent per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

      (iii) the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company;

      (iv) the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

      Subject to the rights conferred upon the holders of any class of shares nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

                                 CALLS ON SHARES

18. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine. The Special Share and all shares (and replacements thereof) issued upon conversion of the Notes shall be issued as fully paid as set out in Bye-Law 14, and therefore are not subject to the provisions of Bye-Laws 18-30.

19. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

20. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21. If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the

      Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

22. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                              FORFEITURE OF SHARES

24. If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

25. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

26. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

27. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

28. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

29. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

30. An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS

31. The Secretary shall establish and maintain the Register at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 9.00 a.m. and 5.00 p.m. in Bermuda, on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 9.

32. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers.

                       REGISTER OF DIRECTORS AND OFFICERS

33. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. in Bermuda on every working day.

                               TRANSFER OF SHARES

34. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder, except the Holder in respect of the Special Share, may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve; provided, however, the Special Share shall be transferable to any party acting with respect to the Special Share solely in the capacity of trustee for the Original Investors, Qualified Shareholders and their respective transferees, as appropriate.

35. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share.

      The restrictions on transfer authorised by this Bye-Law and Bye-Law 34 shall not be imposed in any circumstances in a way that would interfere with the settlement of trades or transactions entered into through the facilities of the Nasdaq National Market (provided that the Company may decline to register transfers in accordance with these Bye-Laws and resolutions of the Board after a settlement has taken place) or the transfer of shares in the Company pursuant to the Plan of Restructuring of Viatel, Inc. under the Chapter 11 of the United States bankruptcy code (which was consummated on 7 June 2002) by the disbursing agent appointed thereunder to the creditors of affiliates of the Company. The Board may also decline to register any transfer unless:

      (i) the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

      (ii)  the instrument of transfer is in respect of only one class of share,

      (iii) where applicable, the permission of the Bermuda Monetary Authority and any governmental body or agency in the United States or any other applicable jurisdiction with respect thereto has been obtained.

      Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 34 and 36.

36. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

37. No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

                             TRANSMISSION OF SHARES

38. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

39. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

40. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

41. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 38, 39 and 40.

                               INCREASE OF CAPITAL

42. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

43. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

44. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

45.   Subject to Bye-Law 76A, the Company may from time to time by Resolution:

      (1) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

      (2) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

      (3) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

      (4)   NOT USED;

      (5) cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

      (6)   change the currency denomination of its share capital.

      Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

45A. The Company shall not issue and allot any shares which do not carry any voting rights.

46. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

47. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium or contributed surplus account in any manner.

48. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

                    GENERAL MEETINGS AND WRITTEN RESOLUTIONS

49.   (1)   The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than Annual General
            Meetings which shall be called Special General Meetings.

      (2) Except in the case of the removal of auditors and Directors, anything which may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed in as many counterparts as may be necessary. Notwithstanding the foregoing, to the extent a matter requires action by or the approval of the Holder but not the other Shareholders, the Holder, as the holder of all of the shares of the relevant class (i.e. the Special Share), may take such action or provide its consent without a meeting by written notice or written consent, as applicable.

      (3) For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution is signed by or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

      (4) A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

                           NOTICE OF GENERAL MEETINGS

50. An Annual General Meeting shall be called by not less than twenty-one days notice in writing and a Special General Meeting shall be called by not less than ten days notice in writing; provided that any Special General Meeting called for the purpose of removing a Director shall be called by not less than twenty-one days notice. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 141 and 142 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

            Any Shareholder may request that a matter (other than the appointment of a new Director, the procedure for which is prescribed by Bye-Law 86) be considered at an Annual General

            Meeting and such matter shall be included in any notice of, and shall be considered at, an Annual General Meeting provided that: (i) the request is in writing signed by the Shareholder; (ii) the request is delivered to the Secretary at least (5) business days prior to the Board meeting convening the Annual General Meeting; and
            (iii) the matter to be considered is clear from the language of the request and would not, if approved, contravene the Memorandum of Association of the Company or the Bye-Laws.

51. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

52. A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

                    GENERAL MEETINGS AT MORE THAN ONE PLACE

53.   (1)   The provisions of this Bye-Law shall apply if any general meeting is convened at or adjourned to more than one place.

      (2) The notice of any meeting or adjourned meeting may specify the Specified Place and the Board shall make arrangements for simultaneous attendance and participation at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by Shareholders, provided that persons attending at any particular place shall be able to see and hear, and be seen and heard (whether by audio visual links or otherwise howsoever enabling the same) by, persons attending at the other places at which the meeting is convened.

      (3) The Board may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Shareholder who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any Shareholder so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

      (4) For the purposes of all other provisions of these Bye-Laws any such meeting shall be treated as being held at the Specified Place.

      (5) If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given, in the manner required by Bye-Law 50.

                         PROCEEDINGS AT GENERAL MEETINGS

54. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Subject to Bye-Law 76A and save as otherwise provided by these Bye-Laws, at least two Shareholders present in person or by proxy and entitled to vote representing the holder(s) of twenty (20%) percent or more of the issued shares shall be a quorum for all purposes; provided, however, that (i) if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum and (ii) to the extent permissible under Bermuda law and solely with respect to meetings at which any matter on which the vote of the Special Share would be controlling is proposed to be considered, the presence of the Holder (in person or by proxy) shall constitute the necessary quorum.

55. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall, subject to compliance with the requirement as to minimum notice provided below, stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and entitled to vote and representing the holder(s) of ten (10%) percent or more of the issued shares shall be a quorum, provided that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than twenty-one clear days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy and entitled to vote and representing the holders of ten (10%) percent or more of the issued shares shall be a quorum. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved. To the extent permissible under Bermuda law, solely for the purposes of determining quorum in accordance with this Bye-Law and solely with respect to meetings and at which any matter on which the vote of the Special Share would be controlling is proposed to be considered, the Holder (in person or by proxy) shall be deemed to represent a holder of ten (10%) percent or more of the issued shares.

56. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

57. The Resident Representative, if any, upon giving the notice referred to in Bye-Law 50 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company. The Chairman may invite any person to attend and speak at a general meeting of the Company where he considers this will assist in the deliberations of the meeting; provided, however, each Shareholder, including without limitation the Holder, shall be entitled to attend and speak at all general meetings of the Company.

58. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within ten minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the Holder (if present) together with the persons present and entitled to vote on a poll shall elect by vote on a poll one of their number to be chairman; provided that the weighted voting rights of the Special Share as provided for under Bye-Law 76A(1) shall apply in the context of any such poll.

59. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition, the chairman may adjourn the meeting to another time and place without such consent if it appears to him that it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present. When a meeting is adjourned for three months or more or for an indefinite period, at least 10 clear days' notice shall be given of the adjourned meeting.

60. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

61. Save where a greater majority or other vote is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

62. Subject to Bye-Laws 76A, 83A, 83B and 83C and to Schedule 2 to these Bye-Laws, and subject to any rights or restrictions attached to any class of shares, including without limitation, the Special Share, at any meeting of the Company, each Shareholder present in person shall be entitled to one vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to one vote for each share held by him provided that, if a record date is specified in any notice of a general meeting, in accordance with these Bye-Laws, no person other than Shareholders of record on such specified date (or their proxies) shall have the right to vote at the general meeting.

63. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

      (1)   the chairman of the meeting or the Holder; or

      (2) at least three Shareholders present in person or represented by proxy; or

      (3) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

      (4) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

      The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

65. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

66. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

67. A poll demanded on the election of a chairman or the Holder, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

68. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

69.   On a poll, votes may be cast either personally or by proxy.

70. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

71. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

72. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

73. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

74. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid. The Special Share and all shares (and replacements thereof) issued upon conversion of the Notes shall be issued as fully paid as set out in Bye-Law 14, and therefore are not subject to the provisions of this Bye-Law 74.

75.   If;

      (1)   any objection shall be raised to the qualification of any voter; or,

      (2) any votes have been counted which ought not to have been counted or which might have been rejected; or,

      (3)   any votes are not counted which ought to have been counted,

      the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

76. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon.

76A

      (1) Notwithstanding anything to the contrary in these Bye-Laws, prior to the Conversion Date and from and after the Conversion Date during the Post-Conversion Period, the Company will not be able to undertake any of the actions set out in subparagraph (3)(e) or (j) below, without the sanction of a Resolution passed in a general meeting at which meeting the Holder must be present in person or by proxy in order for such meeting to be quorate. In addition, at any such meeting, and without prejudice to the Holder's rights under Bye-Laws 83A, 83B and 83C, the Holder shall be entitled to vote only on such actions as are set out in sub-paragraphs (3)(e) and (j) below and as provided by Bye-Law 58, and the Special Share shall carry nine votes for every one vote cast by a holder of any other shares on any vote on a poll.

      (2) Notwithstanding anything to the contrary in these Bye-Laws, prior to the Conversion Date and from and after the Conversion Date during the Post-Conversion Period, the Company will not be able to undertake any of the actions set out in sub-paragraphs (3)(a) to (d) inclusive, (3)(f) to (i) inclusive and (3)(k) to (m) inclusive, and neither the Board nor any Shareholder (other than the Holder) shall have the ability to increase the exact number of Directors constituting the Board or to elect or appoint any Director to replace any Investor-Appointed Director (whether such Investor-Appointed Director vacated office as a result of death, disability, removal, resignation, retirement, expiration of term or any other reason), in each case without the prior consent in writing; of the Holder, such actions being deemed to be a variation of the class rights of the Special Share.

      (3) (a) Any offer, sale or issuance of any debt or equity securities of the Company or any of its subsidiaries, other than the:

                  (i)   exercise of options outstanding under the Equity Plan;

                  (ii)  entry into the A/R Facility;

                  (iii) issuance of shares on conversion of the Notes.

      (b) Any repurchase or redemption of equity securities of the Company or any of its subsidiaries, or declaration or payment of any dividend on the Company's or any subsidiary's equity securities (other than dividends to the Company from direct or indirect wholly-owned subsidiaries) or any increase in the number of shares reserved under the Company's option plans.

      (c) Incurrence by the Company or any of its subsidiaries of indebtedness for borrowed money, or guarantees by the Company or any of its subsidiaries of indebtedness for borrowed money, that would cause the consolidated indebtedness of the Company and its subsidiaries to exceed the sum of amounts that would be permitted under the A/R Facility and the then-outstanding principal amount of the Notes; or the repayment of the outstanding indebtedness of the Company or any of its subsidiaries other than in accordance with the terms thereof.

      (d) Transactions between the Company or any subsidiary, on the one hand, and any affiliate of the Company or any subsidiary (other than the Company or any other subsidiary), on the other hand, other than compensation of directors, officers and employees that has been approved by the Board (in the case of directors and executive officers) or pursuant to Board approved plans (in the case of other employees).

      (e) Any merger, amalgamation, consolidation, recapitalization, reorganization, consolidation, division or sub-division of shares, change in denomination of share capital conversion of shares into redeemable shares, adoption of any "shareholder rights plan", liquidation or dissolution of the Company or any subsidiary (other than any such transaction involving solely an internal reorganization) or any other transactions involving the sale, transfer or other disposition of all or any substantial portion of the assets of the Company or any of its subsidiaries.

      (f) Any sale, lease, transfer or other disposition or transfer of assets of the Company or any subsidiary, in one or a series of related transactions, having a value in excess of US$1 million individually or US$5 million in the aggregate in any fiscal year.

      (g) The grant by the Company or any of its subsidiaries of a security interest in any assets, including any pledge, except for Permitted Liens and any security interest granted pursuant to, or contemplated under, the Investment Agreement.

      (h) Any acquisition by the Company or any of its subsidiaries of assets, in one or a series of related transactions, having a value in excess of US$2 million.

      (i) The appointment, replacement or removal of any person as the Company's chief executive officer.

      (j)   Any amendment of the Bye-Laws or Memorandum of Association.

      (k) Any changes to the size of the Board (other than as contemplated in Bye-Law 83A, 83B or 83C).

      (l) Any capital expenditures exceeding US$2 million individually or in excess of US$6 million in any fiscal year.

      (m) Any action permitted to be taken by the Company, the Shareholders and/or by Resolution in accordance with any of Bye-Laws 46, 47, 151(c) or 153.

This Bye-Law 76A shall continue to apply for so long as the Special Share is outstanding.

                      PROXIES AND CORPORATE REPRESENTATIVES

77. The instalment appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

78. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. A person so authorised as a representative of a corporation shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual Shareholder of the Company and the grantor shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

79. Subject to Bye-Law 78, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than two hours, or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

80. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

81. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

82. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

83A.  The number of Directors constituting the Board shall be not less than two
      (2) nor more than thirteen (13). Prior to the Conversion Date and from and after the Conversion Date during the Post-Conversion Period (x) the Holder alone may by and upon written notice to the Company Secretary increase the exact number of Directors constituting the Board from time to time to any number up to thirteen (with such notice, and such increase, being effective immediately upon receipt of such notice either at the office at which the Secretary of the Company normally resides or at the office referred to in Bye-Law 2) and (y) neither the Board nor Shareholders other than the Holder shall have the authority to increase the exact number of Directors constituting the Board. Following the Post-Conversion Period, the exact number of Directors constituting the Board shall be determined from time to time by resolution adopted by the affirmative vote of more than fifty percent (50%) of the Directors then in office.

      The Bye-Law 83A shall continue to apply for so long as the Special Share is outstanding.

83B. Prior to the Conversion Date and from and after the Conversion Date during the Post-Conversion Period, the Holder alone will be entitled by and upon written notice to the Secretary of the Company, to elect or appoint any Directors ("Investor Designees") to fill the vacancies created by an increase in the total number of Directors on the Board made by it in accordance with Bye-Law 83A or to elect or appoint any Director to replace or fill any vacancy created by the death, disability, removal, resignation, retirement, expiration of the term or other vacancy from office of any such Investor Designee or any Investor-Appointed Director. Any such notice, and any such election or appointment, shall become effective immediately upon receipt thereof either at the office at which the Secretary of the Company normally resides or at the office referred to in Bye-Law 2.

      This Bye-Law 83B shall continue to apply for so long as the Special Share is outstanding.

83C. Prior to the Conversion Date and from and after the Conversion Date during the Post-Conversion Period, the Holder alone will be entitled by and upon written notice to the Secretary of the Company to remove any Investor-Appointed Directors, with such notice and such removal to become effective immediately upon receipt thereof either at the office at which the Secretary of the Company normally resides or at the office referred to in Bye-Law 2; provided, however, that the Holder (in its capacity as such) shall not be entitled to remove any non-Investor-Appointed Directors.

      This Bye-Law 83C shall continue to apply for so long as the Special Share is outstanding.

83D Prior to the Conversion Date and from and after the Conversion Date during the Post-Conversion Period, the provisions of Bye-Laws 84 and 85 shall not apply to the Company.

      This Bye-Law 83D shall continue to apply for so long as the Special Share is outstanding.

83E Until such time as the Minority Investors collectively beneficially own less than ten (10%) percent of the then outstanding Common Shares, each of the Minority Investors that is a beneficial owner of shares shall have the right to appoint one non-voting representative who shall be allowed to attend all meetings of the Board.

84. At the second Annual General Meeting all of the Directors shall retire from office, and at every subsequent Annual General Meeting one-half of the Directors who are subject to retirement by rotation or, if their number is not two or a multiple of two, the number nearest to but not more than one-half shall retire from office; but if there is only one director who is subject to retirement by rotation, he shall retire.

      The Directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

85. If the Company, at the meeting at which a Director retires by rotation or otherwise, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

86. Except as permitted in Bye-Laws 83A and 83B, no person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless:-

      (a) he is recommended by the Board or recommended, appointed or elected by the Holder; or

      (b) not less than five nor more than twenty-five clear days before the date appointed for the meeting, notice executed by a Shareholder qualified to vote at the meeting (not being the person to be proposed) has been given to the Company of the intention to propose that person for appointment setting forth as to each person whom the Shareholders proposed to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of the Company which are beneficially owned by the person, (iv) particulars which would, if he were so appointed, be required to be included in the Company's register of Directors and Officers, and (v) all other information relating to that person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934 of the United States of America as amended, together with notice executed by that person of his willingness to serve as a Director if so elected.

87. Subject to Bye-Laws 83A and 83B, except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director at a general meeting shall be effected by a separate resolution.

88. All Directors, upon election or appointment, except upon re-election at an Annual General Meeting, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

89. Subject to Bye-Laws 83A, 83B and 83C, the Company shall at the Annual General Meeting and may by resolution determine the minimum number of Directors, which shall not be less than two (2) and the maximum number of Directors, which shall not be more than thirteen (13), and may by resolution determine that one or more vacancies in the

      Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill any vacancy on the Board resulting from the resignation or removal of a Director except a vacancy resulting from the increase in the size of the Board pursuant to Bye-Law 83A, or the death, disability, resignation, retirement, removal, expiration of term or any other vacancy of office of an Investor-Appointed Director which vacancy must be filled in accordance with Bye-Law 83C. A Director so appointed shall hold office only until the next following Annual General Meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such Annual General Meeting, he shall vacate office at the conclusion thereof.

90. The Company may, subject to Bye-Law 83C, in a Special General Meeting called for that purpose remove a Director (other than an Investor-Appointed Director for so long as Bye-Law 83C continues to apply) provided notice of any such meeting shall be served upon the Director concerned not less than fourteen days before the meeting and he shall be entitled to be heard at that meeting. Except with respect to Investor-Appointed Directors, for so long as Bye-Laws, 83B and 83C apply, any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election or appointment of another Director in his place or, in the absence of any such election or appointment, by the Board. Prior to the Conversion Date, and after the Conversion Date during the Post Conversion Period (for so long as Bye-Laws 83A, 83B and 83C continue to apply) vacancies created by the death, disability, removal, resignation, retirement, expiration of the term or other vacancy of office of any Investor-Appointed Director may not be filled by the Board or by Shareholders other than the Holder.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

91. The office of a Director shall be vacated upon the happening of any of the following events:

      (1) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

      (2) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

      (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;

      (4)   if he is prohibited by law from being a Director;

      (5) if he ceases to be a Director by virtue of the Companies Acts or these Bye-Laws or is removed from office pursuant to these Bye-Laws;

      (6) he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and his Alternate Director (if any) shall not during such period have attended in his stead and the Board resolves that his office be vacated.

                               ALTERNATE DIRECTORS

92. Any Director (other than an Alternate Director) may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an alternate director ("Alternate Director") and may remove from office an Alternate Director so appointed by him. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director (other than one deemed to be an Investor-Appointed Director) may also be removed by resolution of the Board. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

93.   An Alternate Director shall cease to be an Alternate Director:-

      (a) if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

      (b) on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

      (c)   if he is removed from office pursuant to Bye-Law 92; or

      (d)   if he resigns his office by notice to the Company.

94. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

95. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                   DIRECTORS' FEES AND ADDITIONAL REMUNERATION
                                  AND EXPENSES

96. The ordinary remuneration of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall not exceed in aggregate US$210,000 per annum or such higher amount as the Board may from time to time by resolution determine. Subject thereto, each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                              DIRECTORS' INTERESTS

97.   (1)   A Director may hold any other office or place of profit with the
            Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

      (2) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

      (3) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

      (4) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

      (5) Director who has disclosed his interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the Board.

      (6) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

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

      (7) For the purposes of these Bye-Laws, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder of or beneficially interested in one per cent or more of any class of the equity share capital of any body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any shares held by such Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

                         POWERS AND DUTIES OF THE BOARD

98. Subject to the provisions of the Companies Acts, to Bye-Law 76A, and generally to these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

99. Subject to Bye-Law 76A, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

100. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

                       GRATUITIES, PENSIONS AND INSURANCE

101.  (1)   The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present
            Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

      (2) Without prejudice to the provisions of Bye-Laws 147 and 148, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

      (3) No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-Law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

                        DELEGATION OF THE BOARD'S POWERS

102. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

103. The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 104, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

104. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

                            PROCEEDINGS OF THE BOARD

105. The Board shall hold regular quarterly meetings, although it may additionally meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. The Chairman or any two Directors may, and the Secretary on the requisition of the Chairman or any two Directors shall, at any time summon a meeting of the Board.

106. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier, fax, email or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose provided that such notice shall be given at least 24 hours prior to the time of a meeting. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

107. The quorum necessary for the transaction of the business of the Board may be fixed by the affirmative vote of more than fifty percent of the Directors then in office and, unless so fixed, shall be the lesser of three or fifty percent of the Directors in office. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

108. The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

109. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing

      Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

110. The Chairman (or President) or, in his absence, the Deputy Chairman (or Vice-President), shall preside as chairman at every meeting of the Board. If at any meeting the Chairman or Deputy Chairman (or the President or Vice-President) is not present within ten minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

111. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

112. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

113. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

114. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

115. The Company may by Resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-Laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

116. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

117. If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

                                    OFFICERS

118. The Officers of the Company shall include a President and a Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board, subject to Bye-Law 116, as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

                               EXECUTIVE DIRECTORS

119.  (1)   Subject to the provisions of the Companies Acts and to Bye-Law 116, the Board may appoint one or more of its body to be the holder of any executive office (except that of auditor) under the Company and may enter into any agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms, including terms as to remuneration, as the Board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuneration as a Director. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason thereof.

      (2) Any Director holding an executive office shall not be subject to retirement by rotation. Any Director who is not subject to retirement by rotation shall be disregarded in determining which Directors are subject to retirement by rotation under the provisions of these Bye-Laws.

120. A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.

121. The emoluments of any Director holding executive office for his services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership or any such scheme or fund.

                                     MINUTES

122. The Board shall cause minutes to be made and books kept for the purpose of recording -

      (1)   all appointments of Officers made by the Board;

      (2) the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee;

      (3) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders;

      (4)   of all proceedings of its managers (if any).

      Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 139 and the minutes of meetings of the Shareholders of the Company.

                      SECRETARY AND RESIDENT REPRESENTATIVE

123. The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

124. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

125.  (1)   The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

      (2) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary or by any one person whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.

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

                          DIVIDENDS AND OTHER PAYMENTS

126. Subject to Bye-Law 76A, the Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 134, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

127. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:-

      (1) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

      (2) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

128. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

129. No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

130. Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

131. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

132. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

                                    RESERVES

133. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALIZATION OF PROFITS

134. The Board may, from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

135. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

136. Notwithstanding any other provisions of these Bye-Laws, the Company may by resolution of the Board fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time not more than sixty days before any date on which such dividend, distribution, allotment or issue is declared, paid or made or not more than sixty days nor less than ten days before the date of any such meetings.

      In relation to any general meeting of the Company or of any class of Shareholders or to any adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a "record date") which is not more than sixty days before the date fixed for the meeting (the "meeting date") and, notwithstanding any provisions in these Bye-Laws to the contrary, in any such case:

      (1) each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a "record date holder") shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date; and

      (2) accordingly, a Shareholder who is entered in the Register who became a Shareholder after the record date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of his shares at that meeting.

                               ACCOUNTING RECORDS

137. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

138. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

139. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

140. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

141. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address (by private air courier where applicable). In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

142. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

143. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                            DESTRUCTION OF DOCUMENTS

144. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the

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      register, at any time after the expiration of six years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

      (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

      (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law; and

      (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

                              UNTRACED SHAREHOLDERS

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

145.  (1)   The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:-

            (a) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Bye-Laws in respect of the shares in question have remained uncashed; and

            (b) the Company shall as soon as practicable after expiry of the said period of twelve years have inserted advertisements both in a Bermuda daily newspaper and in a newspaper circulating in the area of the last known address of such Shareholder or other person giving notice of its intention to sell the shares; and

            (c) during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such Shareholder or person; and

            (d) if the shares are listed on a Stock Exchange and such notification is required by the rules and regulations of such Stock Exchange, notice shall have been given to the Quotations Department of such Stock Exchange of the Company's intention to make such sale prior to the publication of advertisements.

            If during any twelve year period referred to in paragraph (a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law

      (other than the requirement that they be in issue for twelve years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

(2) To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

(3) The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

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

                                   WINDING UP

146. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                    INDEMNITY

147. Subject to the proviso below, every Director, Officer of the Company and member of a committee constituted under Bye-Law 104 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

148. Every Director, Officer, member of a committee duly constituted under Bye-Law 104 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Officer, committee member or Resident Representative in defending any proceedings, whether civil or

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

      criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

149. To the extent that any Director, Officer, member of a committee duly constituted under Bye-Law 104 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

150. Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Director, Officer, or member of a committee duly constituted under Bye-Law 104 on account of any action taken by such Director, Officer, or member of a committee or the failure of such Director, Officer, or member of a committee to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Director, Officer, or member of a committee duly constituted under Bye-Law 104 or to recover any gain, personal profit or advantage to which such Director, Officer, or member of a committee duly constituted under Bye-Law 104 is not legally entitled.

151. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 147 and 148 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 147 and 148 provided that no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

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

      (a) by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

      (b) in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

      (c)   by a majority vote of the Shareholders.

      Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law 151 are made to meet expenditures incurred for the purpose of enabling such Director, Officer, or member of a committee duly constituted under Bye-Law 104 to properly perform his or her duties as an officer of the Company.

                                  AMALGAMATION

152. Subject to Bye-Law 76A, any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of the votes cast at the general meeting.

                                  CONTINUATION

153. Subject to the Companies Acts, the Shareholders may, by Resolution, which shall require the affirmative vote of the simple majority of the votes cast at a general meeting, approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Shareholders, having resolved to approve the discontinuation of the Company, may by resolution further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as they see fit.

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

                             ALTERATION OF BYE-LAWS

154. These Bye-Laws may be amended, from time to time by resolution of the Board, subject to approval by resolution at a General Meeting of the Shareholders except where an amendment is made to these Bye-Laws pursuant to Bye-Law 3.3 in which case the approval of the Shareholders shall not be required, but in any event subject to Bye-Law 76A (and to the extent any such matters may be considered voting, as provided in Bye-Laws 83A, 83B and 83C).

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

                                   [SCHEDULE 1

                         RIGHTS OF THE PREFERRED SHARES]

              [TO BE COMPLETED UPON ISSUANCE OF PREFERRED SHARES]

                                   SCHEDULE 2

                             RIGHTS OF SPECIAL SHARE

1. The Special Share shall not be entitled to vote at, or be required to count towards the quorum of any meeting of the Shareholders, or a Class Meeting of Shareholders except as provided in the Bye-Laws, including without limitation Bye-Laws 54, 55, 58 and 76A.

2. The Special Share is being held in trust by the Holder for the benefit of the Investors, the Qualified Shareholders and their respective direct or indirect transferees, as appropriate. The Special Share shall not be transferable except to a party acting with respect to the Special Share solely in the capacity of trustee for the Investors, Qualified Shareholders and their respective transferees, as appropriate.

3. The Special Share shall not be entitled to participate in dividends and, on the winding up of the Company, the Holder shall only be entitled to the return of the par value that has been paid in respect of the Special Share.

4.    The Holder shall be entitled:

      (a) prior to the Conversion Date and from and after the Conversion Date during the Post-Conversion Period, to vote on the matters provided for in Bye-Laws 76A(3)(e) and (j) (and to the extent any such matters may be considered voting, as provided in Bye-Laws 83A, 83B
            83C); and

      (b) prior to the Conversion Date and from and after the Conversion Date during the Post-Conversion Period, to vote on any of the matters set out in Bye-Laws 76A(3)(a) to (d) inclusive, 76A(3)(f) to (i) inclusive and 76A(3)(k) to (m) inclusive, all of which require its prior consent in writing pursuant to Bye-Law 76A(2); and

      (c) before the Conversion Date and from and after the Conversion Date during the Post-Conversion Period to increase the exact number of Directors constituting the Board from time to time to any number up to thirteen and to appoint, remove and replace Directors, in the manner provided for in Bye-Laws 83A, 83B and 83C.

5. The Special Share may be repurchased at par, at the option of the Company, upon 15 days notice in writing to the Holder, at any time on and from a Redemption Date.

6. Subject to the Bermuda Companies Acts, any vote of the Special Share may be expressed in the form of a written consent.

7. The Special Share, and the Holder, shall also have all such other rights, privileges and remedies as are specifically provided therefore in the Bye-Laws.